Exhibit 99.2

2016 Financial Guidance January 2016

Disclaimers 2 Forward Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by words such as “anticipates,” “believes,” “could,” “may,” “should,” “estimates,” “expects,” “forecasts,” “targets,” “projects,” “will,” “guidance,” “assumes” and “outlook” or other similar expressions. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information. These statements are based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of JP Energy Partners LP (the “ Partnership”). Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions. These forward-looking statements involve risks and uncertainties. When considering these forward- looking statements, you should keep in mind the risk factors and other cautionary statements in the Partnership’s 10-K and other documents on file with the Securities and Exchange Commission. The risk factors and other factors noted in the Partnership’s public filings could cause the Partnership’s actual results to differ materially from those contained in any forward-looking statement. Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update or announce publicly the result of any revisions to any of the forward-looking statements in this presentation to reflect future events or developments. This document includes certain non-GAAP financial measures as defined under SEC Regulation G. A reconciliation of those measures to most directly comparable GAPP measures is provided in the appendix to this presentation. Non-GAAP Measures Adjusted EBITDA is defined as net income (loss) plus (minus) interest expense (income), income tax expense (benefit), depreciation and amortization expense, asset impairments, (gains) losses on asset sales, certain non-cash charges such as non-cash equity compensation and non-cash vacation expense, non-cash (gains) losses on commodity derivative contracts (total (gain) loss on commodity derivatives less net cash flow associated with commodity derivatives settled during the period) and selected (gains) charges and transaction costs that are unusual or non-recurring and other selected items that impact comparability. We define distributable cash flow as Adjusted EBITDA less net cash interest paid, income taxes paid and maintenance capital expenditures.

2016 Adjusted EBITDA Guidance 3 2016 JP Energy Guidance 2016 Adjusted EBITDA of $50 - $56 million before considering any corporate overhead support(1) or any acquisitions we may undertake during the year Expected 2016 Adjusted EBITDA growth is largely attributed to items within our control, including expense reductions and efficiency improvements Targeting 1x 2016 distribution coverage, which could include some level of corporate overhead support from our General Partner $25 - $35 million of 2016 growth capital expenditures including an estimated $15 million on our Silver Dollar Pipeline with the remainder focused in our NGL Distribution and Sales business Continue to maintain a strong balance sheet and adequate liquidity on our revolving credit facility Expect proceeds to JP Energy Partners as well as reduction in working capital and letters of credit from the previously disclosed expected sale of our Mid-Continent Crude Oil Supply and Logistics assets ___________________________ Corporate overhead support is at the discretion of our General Partner

2016 Adjusted EBITDA Guidance by Segment

2016 Adjusted EBITDA and DCF Guidance ($mm)(1)(2)(3)

	1Q16	2Q16	3Q16	4Q16	2016	2015	Growth
Adjusted EBITDA		*Guidance Range*					*YoY*
Crude Oil Pipelines and Storage	5 - 7	6 - 8	6 - 8	6 - 8	26 - 27	23 - 24	3 - 3
Refined Products Terminals	2 - 3	2 - 3	2 - 3	2 - 3	10 - 12	10 - 11	(0) - 1
NGL Distribution and Sales	12 - 13	9 - 10	7 - 8	11 - 12	38 - 41	30 - 31	8 - 10
Corporate	(7) - (6)	(6) - (5)	(6) - (5)	(6) - (5)	(24) - (23)	(18) - (17)	(6) - (6)
Total Adjusted EBITDA	**12 - 17**	**11 - 16**	**9 - 14**	**13 - 18**	**50 - 56**	**46 - 48**	**4 - 8**
Distributable Cash Flow	**9 - 14**	**7 - 12**	**6 - 11**	**11 - 16**	**39 - 45**	**36 - 39**	**3 - 6**
Common Units Coverage	1.5x - 2.3x	1.1x - 1.9x	1.0x - 1.7x	1.7x - 2.5x	1.6x - 1.8x	1.5x - 1.6x	
Total Units Coverage	0.7x - 1.2x	0.6x - 1.0x	0.5x - 0.9x	0.9x - 1.3x	0.8x - 0.9x	0.7x - 0.8x	

We consolidated the Crude Oil Supply and Logistics segment into the Crude Oil Pipelines and Storage segment in Q4 2015 to better align with the operations and management of this business

JP Energy

1. 2016 excludes the potential benefit of any corporate overhead support that could be received from our General Partner
2. Quarterly low / high guidance range will not sum to 2016 totals
3. Crude Oil Pipelines and Storage includes Adjusted EBITDA previously attributable to the Crude Oil Supply and Logistics segment

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Expense Reductions Driving Controllable Growth 5 ___________________________ Excludes any potential benefit from General Partner corporate overhead support in 2016 Adjusted EBITDA Walk-Forward ($mm)(1) Absolute Control Some Control Less Control / Market Sensitive 2015 Forecast Corporate Expense Reductions NGL Expense Reductions Trucking Efficiency Improvement Annualizing NGL Current Margin Other EBITDA Changes 2016 Guidance Range Lower professional fees Reduced engineering needs Elimination of COO Position Improved technology Lower T&E Lower advertising Lower fleet costs Other efficiency initiatives Improvement in logistics and efficiency Full year benefit of lower propane prices Partially subject to market conditions Net unallocated impact of other factors $40 $43 $45 $48 $50 $53 $55 $58 $60 2015 Forecast Corporate Reductions NGL Reductions Trucking Effeciency Improvement PPE Full Year Margin Other EBITDA Changes 2016 Budget

Strong Common Unit Distribution Coverage 6 ___________________________ 4Q14 is adjusted for certain previously disclosed one time items Assumes current units outstanding for distributions. Numbers vary slightly by quarter. Excludes any potential future corporate overhead support Quarterly Distributable Cash Flow ($mm)(1)(2) Common Unit Distribution Total Unit Distribution Discussion Approximately half of the units outstanding are subordinated to the common unit holders, including public unit holders Expect considerable coverage for common unit distributions Expect 1x total unit distribution coverage in 4Q15 2016 Quarterly Average DCF $ 0 $ 2 $ 4 $ 6 $ 8 $ 10 $ 12 $ 14 $ 16 4Q14 1Q15 2Q15 3Q15 Low High Common Units Coverage 1.6x 2.2x 0.7x 1.4x 1.6x 1.8x Total Units Coverage 0.8x 1.1x 0.4x 0.7x 0.8x 0.9x

Crude Oil Pipelines and Storage 7 Expect 2016 Adjusted EBITDA to increase $3 million year-over-year Modest expectations for volume growth on our Silver Dollar Pipeline Expect full year average barrels per day (“bpd”) on the Silver Dollar System of 30 – 35 mbpd Adjusted EBITDA growth is expected to be largely the result of improved efficiencies in our crude trucking operations and lower headcount Crude Oil Pipelines and Storage 2016 Initiatives: Efficiency improvement efforts including optimized fleet placement and truck utilization Crude Oil Pipelines and Storage segment intends to focus in the Permian Basin and the Eagle Ford in 2016 as we expect to complete the sale of our Mid-Continent business in Q1 2016 2016 Adjusted EBITDA Guidance Overview

Asymmetric Crude Price / Volume Exposure

Limited Further Crude Related Downside: 2016 Total Segment Adjusted EBITDA



Crude Sensitive, 21%
Non-Crude Sensitive, 79%

- Approximately 20% of 2016 Adjusted EBITDA guidance for all operational segments is sensitive to crude volumes or margins
- Of this amount ~66% is contracted, fee based pipeline tariff with limited volume growth expectations
- A majority of 2016 forecasted volumes are related to current pipe-connected wells, requiring no additional drilling or growth capex
- A 20% change in our 2016 pipeline throughput expectation impacts Adjusted EBITDA by approximately $2 million, or less than 4% of our total estimated 2016 Adjusted EBITDA

Considerable Upside from Crude Market Recovery: EBITDA Growth Potential



Potential Incremental EBITDA
2016 Crude Guidance Midpoint
SDP Fully Utilized
Crude Recovery Potential EBITDA

- The Silver Dollar Pipeline throughput capacity is 130 mbpd; approximately 25% utilized at current volumes
- Lower capex required for incremental volumes
- We expect Permian Basin volumes to increase considerably when oil prices begin to recover
- Long-term fully utilized pipeline income could increase JP Energy Adjusted EBITDA by 60%+ over 2016 guidance

JP Energy

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Refined Products Terminals Adjusted EBITDA is expected to be relatively flat year-over-year Slight volume improvement expectation due to new customers added late in 2015 and our Ethanol Rail project in North Little Rock The current forward curve indicates reduced margins for butane blending activities Refined Products Terminals 2016 Initiatives: Immediately accretive Ethanol Rail Project at our North Little Rock Terminal Increase storage rental income with extension of the contango market A 10% change in refined product prices versus our forecast would have a $0.3 million impact on forecasted Adjusted EBITDA Refined Products Terminals 9 2016 Adjusted EBITDA Guidance Overview

NGL Distribution and Sales Adjusted EBITDA is expected to grow considerably year-over-year Full year benefit of cylinder exchange margin improvement Growing retail distribution volumes offsetting some margin pressure Considerable expense improvement in fleet costs and lower headcount NGL Distribution and Sales 2016 Initiatives: Expense initiatives across our NGL platform, partially from improved technology Expand markets to improve southwest footprint and focus on non-heating degree day demand Increase transportation marketing activity A 10% change in Cylinder Exchange volumes versus our forecast would have a $1.3 million impact on Adjusted EBITDA A 5% change in Retail Propane margins versus our forecast would have a $2.5 million impact on Adjusted EBITDA NGL Distribution and Sales 10 2016 Adjusted EBITDA Guidance Overview

Normalized corporate overhead expense (before any benefit from General Partner support) is expected to decline year-over-year Lower public company expenses Lower headcount 2016 Corporate Initiatives: Reduced T&E spend through improved tracking Centralized procurement team reduces costs throughout the company Reduced audit expense through improved processes Implementation of lower cost technology solutions Corporate 11 2016 Overhead Guidance Overview

Selected Examples of Cost and Operating Expense Reductions 12 ~$2.0 million in net 2016 savings from our crude trucking operations from: Positioning fleet closer to customers, reducing trucking miles Reducing fuel, repair and maintenance costs Improving truck utilization across fleet >$2.5 million in net 2016 reductions in our NGL segment due to: Streamlining workforce Optimizing fleet Increasing operational efficiencies $2.0 million of 2016 reduction in corporate overhead from: Capturing efficiencies across our business Investing in in new technology Reduced headcount

Balance Sheet and Liquidity 13 Strong Metrics, Access to Capital Leverage ratio expected to remain at or below JPEP long-term target of 3.5-4.0x throughout 2016 $87 million unused credit facility capacity1 Ample liquidity and balance sheet capacity to support capital needs Do not expect any equity issuance in 2016 unless we execute a sizeable acquisition Available Liquidity ($mm) (1)(2) Available debt capacity expected to fully support planned 2016 organic capex ___________________________ As of December 31, 2015 Does not include sale proceeds from expected Mid-Continent asset divestiture Credit Facility Borrowings , $162 Outstanding Letters of Credit , $26 Unused Credit Facility Capacity , $87

Appendix

Non-GAAP Reconciliation – Adjusted EBITDA 15 Nine months ended September 30, 2015 (in thousands) Segment Adjusted EBITDA Crude oil pipelines and storage 17,593 $ Crude oil supply and logistics 394 Refined products terminals and storage 7,601 NGL distribution and sales 23,083 Discontinued operations - Corporate and other (15,971) Total Adjusted EBITDA 32,700 Depreciation and amortization (35,768) Interest expense (4,069) Loss on extinguishment of debt - Income tax (expense) benefit (333) Gain (loss) on disposal of assets, net (1,395) Unit-based compensation (875) Total gain (loss) on commodity derivatives (1,449) 15,918 Early settlement of commodity derivatives (8,745) Non-cash inventory costing adjustment (2,671) Corporate overhead support from general partner (3,000) Transaction costs and other (3,033) Discontinued operations - Net loss (12,720) $ Net cash (receipts) payments for commodity derivatives settled during the period

Non-GAAP Reconciliation – Distributable Cash Flow 16 Nine months ended September 30, 2015 Net cash provided by operating activities 24,266 $ Depreciation and amortization (35,768) Derivative valuation changes 14,625 Amortization of deferred financing costs (682) Unit-based compensation (875) Loss on disposal of assets (1,395) Bad debt expense (999) Other non-cash items 193 Changes in assets and liabilities (12,085) Net loss (12,720) $ Depreciation and amortization 35,768 Interest expense 4,069 Income tax expense 333 (Gain) loss on disposal of assets, net 1,395 Unit-based compensation 875 Total gain (loss) on commodity derivatives 1,449 (15,918) Early settlement of commodity derivatives 8,745 Non-cash inventory costing adjustment 2,671 Corporate overhead support from general partner 3,000 Transaction costs and other 3,033 Adjusted EBITDA 32,700 $ Less: Cash interest paid, net of interest income 3,209 Cash taxes paid 450 Maintenance capital expenditures, net 2,290 Distributable cash flow 26,751 $ Less: Distributions 36,040 Amount in excess of (less than) distributions (9,289) $ Distribution coverage 0.74x Net cash payments for commodity derivatives settled during the period (in thousands)